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                                                                    EXHIBIT 23.9

REPORT OF INDEPENDENT CHARTERED CERTIFIED
ACCOUNTANTS & REGISTERED AUDITORS


Integrity Software, Inc
Dublin, Ireland

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated 10 July 1998 relating to the financial statements of Information Support Limited, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                                           Karia Owen & Company

Selby Centre,
Selby Road,
London N17 8JL

March 16 2000